Management Consulting Agreement

Valerio Investments and Velocity REI hereby agree to provide consulting services to BRAY-CONN, Inc. (BCI), which provides management services for BRAY-CONN RESOURCES, LLC, (BCR). As compensation for these management services, BCR agrees to pay BCI a periodic management fee. BCI hereby agrees to pay Valerio Investments and Velocity REI for the corresponding consulting services provided.

The underlying management services are paid from BCR to BCI to cover consulting expenses provided by Valerio Investments and Velocity REI, health insurance amounts for Cary Valerio and Mark Baca, and other operational/managerial expenses incurred or paid by BCI on BCR's behalf such as fees for accounting and legal services.

These expenses will be billed and paid on a pass-through basis – meaning that BCI will bill BCR actual amounts billed/paid for services without marking those amounts up.

As the management services are based on successful efforts that generate oil revenue for the company, the management services will be earned as BCR is successful in generating revenue through the sale of oil.

Cary Valerio BCI

Date: 1-1-09

Cary Valerio BCR

Date: 1-1-09

Mark Baca Velocity REI

Date: 1-1-09

Cary Valerio, Valerio Investments

Date: 1-1-09